                                                                    EXHIBIT 99.1



CONTACT
Thomas H. King
Executive Vice President & CFO
404/687-5905

               ALLIED HOLDINGS REPORTS FIRST QUARTER 2005 RESULTS

DECATUR, GEORGIA, MAY 24, 2005 - ALLIED HOLDINGS, INC. (AMEX:AHI) REPORTED RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2005. The Company reported revenues of $221.0 million in the first quarter of 2005 compared to revenues of $212.2 million in the first quarter of 2004, an increase of 4.1%, or $8.8 million. The Company also reported a net loss of $10.1 million, or $1.13 per share, for the three months ended March 31, 2005 compared to a net loss of $9.0 million, or $1.03 per share, for the three months ended March 31, 2004.

The increase in revenues was due primarily to an increase in revenue per vehicle delivered, partially offset by a 2.7% decrease in the volume of vehicles that we delivered during the three months ended March 31, 2005 compared to the three months ended March 31, 2004. The reduction in our volume was less than the reported 4.6% decline in OEM production for the comparable periods. During the first quarter of 2005, revenue per vehicle delivered increased by $6.88, or 7.3%, over the first quarter of 2004. The increase in revenue per unit is primarily the result of an increase per unit of $2.56 due to the increase in fuel surcharges, an increase of $1.32 per unit due to the strengthening of the Canadian dollar and an increase of $1.30 per unit due to certain rate increases.

The increase in the net loss for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 was the result of higher pension expense for our employees subject to collective bargaining agreements and workers' compensation expenses in the first quarter of 2005, an adjustment that reduced operating taxes and licenses in the first quarter of 2004 related to a 2001 licensing fee, an increase in interest expense in the first quarter of 2005 compared to 2004 and a gain on disposal of operating assets in the first quarter of 2004. The effect of these items was partially offset by the favorable impacts of the revenue increases and lower depreciation expense in the first quarter of 2005 compared to the same period in 2004.

Benefits related to our employees subject to collective bargaining agreements were higher for the first quarter of 2005 compared to the first quarter of 2004 due to provisions of the master agreement with the International Brotherhood of Teamsters that went into effect during the second quarter of 2004. We estimate that this increased our expenses by approximately $1.5 million in the first quarter of 2005 compared to the first quarter of 2004. Workers' compensation expense was also approximately $0.7 million higher during the first quarter of 2005 compared to the first quarter of 2004 due primarily to a change in accounting estimate related to retrospective adjustments to the workers' compensation claims liability in Canada. In the first quarter of 2004 a change in estimate related to licensing fees in 2001 resulted in an expense reversal of approximately $1.1 million in operating taxes and licenses. Interest expense was $0.8 million higher in the first quarter of 2005 compared to the first quarter of 2004 due to additional borrowings, higher interest rates and certain financing fees. In the first quarter of 2004, the Company recorded a gain of $1.1 million related to the sale of excess land in Canada. The increases in revenues had only a slight positive offsetting effect on operating income since most of the revenue increase had corresponding cost increases, including fuel costs and the costs in Canada due to the strengthening of the Canadian dollar. The decrease in depreciation and amortization expense of $2.2 million in the first quarter of 2005 compared to the first quarter of 2004 was due primarily to a decrease in the depreciable asset base, which has been reduced due to certain aged equipment becoming fully depreciated and our decision to upgrade and extend our fleet through our remanufacturing program.

Allied Holdings, Inc.
May 24, 2005

Earnings before interest, taxes, depreciation, amortization, gains and losses on disposal of assets, other non-operating income and expense items and special charges ("Adjusted EBITDA")1 for the first quarter of 2005 were $6.4 million compared to $7.8 million for the first quarter of 2004, a decline of $1.4 million. The decline in Adjusted EBITDA in the first quarter of 2005 compared to the first quarter of 2004 was a result of higher union pension and workers' compensation expenses and higher license fees that were partially offset by the impact of the increase in revenues.

ABOUT ALLIED HOLDINGS

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle distribution continuum and include car-hauling, intramodal transport, inspection, accessorization and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward-looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek" and similar expressions. Investors are cautioned that such statements, including statements regarding the usefulness of the presentation of Adjusted EBITDA and other matters, are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt and customer agreements, the Company's ability to successfully implement internal controls and procedures that remediate the material weakness identified by the Company's auditors and ensure timely, effective and accurate financial reports, the ability of the Company to obtain financing in the future and the risks associated with the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.


--------
(1) Adjusted EBITDA is a non-GAAP financial measure; reconciliations to the most directly comparable GAAP measures are attached.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                    MARCH 31,        DECEMBER 31,
                                                                                      2005               2004
                                                                                   ------------      ------------
                                                                                    (UNAUDITED)
                                                       ASSETS
Current assets:
  Cash and cash equivalents                                                        $      3,922      $      2,516
  Restricted cash and cash equivalents
                                                                                         30,799            27,378
  Receivables, net of allowances of  $2,338 and $2,156 as of March 31, 2005 and December 31, 2004, respectively
                                                                                         56,255            57,309
  Inventories
                                                                                          4,797             4,649
  Deferred income taxes
                                                                                          4,775             4,632
  Prepayments and other current assets
                                                                                         24,175            12,414
                                                                                   ------------      ------------
          Total current assets
                                                                                        124,723           108,898
Property and equipment, net of accumulated depreciation
                                                                                        131,697           135,635
Goodwill, net
                                                                                         83,680            83,977
Other assets:
  Restricted cash and cash equivalents
                                                                                         62,434            55,502
  Other noncurrent assets
                                                                                         36,515            37,520
                                                                                   ------------      ------------
          Total other assets
                                                                                         98,949            93,022
                                                                                   ------------      ------------
          Total assets                                                             $    439,049      $    421,532
                                                                                   ============      ============

                                              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of long-term debt                                             $     13,500      $     13,500
  Borrowings under revolving credit facilities                                           16,815             2,972
  Accounts and notes payable                                                             38,778            34,690
  Accrued liabilities                                                                    99,254            85,463
                                                                                   ------------      ------------
          Total current liabilities                                                     168,347           136,625
                                                                                   ------------      ------------
Long-term debt, less current maturities                                                 230,601           234,766
Postretirement benefits other than pensions                                               4,868             5,082
Deferred income taxes                                                                    16,214            16,164
Other long-term liabilities                                                              70,888            70,444
Commitments and contingencies
Stockholders' deficit:
  Preferred stock, no par value. Authorized 5,000 shares; none outstanding                   --                --
  Common stock, no par value. Authorized 20,000 shares; 8,940 and 8,919 shares
     outstanding at March 31, 2005 and December 31, 2004, respectively                       --                --
  Additional paid-in capital                                                             48,464            48,421
  Treasury stock, 139 shares at cost                                                       (707)             (707)
  Accumulated deficit                                                                   (98,965)          (88,907)
  Accumulated other comprehensive loss, net of tax                                         (661)             (356)
                                                                                   ------------      ------------
          Total stockholders' deficit                                                   (51,869)          (41,549)
                                                                                   ------------      ------------
          Total liabilities and stockholders' deficit                              $    439,049      $    421,532
                                                                                   ============      ============

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED MARCH 31,
                                                              2005                2004
                                                         ---------------    ---------------
Revenues                                                 $       220,950    $       212,244
                                                         ---------------    ---------------
Operating expenses:
  Salaries, wages, and fringe benefits                           121,228            119,947
  Operating supplies and expenses                                 41,509             37,046
  Purchased transportation                                        28,861             25,906
  Insurance and claims                                             8,883              9,163
  Operating taxes and licenses                                     7,774              6,559
  Depreciation and amortization                                    8,192             10,386
  Rents                                                            1,849              1,716
  Communications and utilities                                     1,911              1,954
  Other operating expenses                                         2,580              2,186
  Loss (gain) on disposal of operating assets, net                    44             (1,137)
                                                         ---------------    ---------------
          Total operating expenses                               222,831            213,726
                                                         ---------------    ---------------
          Operating loss                                          (1,881)            (1,482)
                                                         ---------------    ---------------
Other income (expense):
  Interest expense                                                (8,212)            (7,368)
  Investment income                                                  438                 57
  Foreign exchange loss, net                                        (199)              (155)
  Other, net                                                          --               (100)
                                                         ---------------    ---------------

                                                                  (7,973)            (7,566)
                                                         ---------------    ---------------
Loss before income taxes                                          (9,854)            (9,048)
Income tax expense                                                  (204)                --
                                                         ---------------    ---------------
          Net loss                                       $       (10,058)   $        (9,048)
                                                         ===============    ===============

Basic and diluted loss per common share:
  Net loss:
    Basic and diluted                                    $         (1.13)   $         (1.03)
                                                         ===============    ===============
  Weighted average common shares outstanding:
    Basic and diluted                                              8,940              8,789
                                                         ===============    ===============

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                               THREE MONTHS ENDED MARCH 31,
                                                                                                  2005              2004
                                                                                              -------------    -------------
Cash flows from operating activities:
  Net loss                                                                                    $     (10,058)   $      (9,048)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Amortization of deferred financing costs                                                            747              704
    Depreciation and amortization                                                                     8,192           10,386
    Loss (gain) on disposal of assets and other, net                                                     44           (1,137)
    Foreign exchange loss, net                                                                          199              155
    Deferred income taxes                                                                              (104)              --
    Compensation expense related to stock options and grants                                             --              195
    Change in operating assets and liabilities:
      Receivables, net of allowance for doubtful accounts                                               959           (4,422)
      Inventories                                                                                      (159)             (74)
      Prepayments and other assets                                                                   (5,895)          (8,106)
      Accounts and notes payable                                                                     (1,298)          (7,481)
      Accrued liabilities                                                                            14,124            7,646
                                                                                              -------------    -------------
        Net cash provided by (used in) operating activities                                           6,751          (11,182)
                                                                                              -------------    -------------
Cash flows from investing activities:
  Purchases of property and equipment                                                                (4,825)          (4,847)
  Proceeds from sales of property and equipment                                                         252            1,826
  Increase in restricted cash and cash equivalents                                                  (10,353)          (8,234)
  Funds deposited with insurance carriers                                                            (7,357)         (32,024)
  Funds returned from insurance carriers                                                              1,609           27,516
                                                                                              -------------    -------------
        Net cash used in investing activities                                                       (20,674)         (15,763)
                                                                                              -------------    -------------
Cash flows from financing activities:
  Additions to revolving credit facility, net                                                        13,843           16,870
  Repayment of long-term debt                                                                        (4,165)          (5,167)
  Proceeds from insurance financing arrangements                                                      8,031           28,141
  Repayments of insurance financing arrangements                                                     (2,601)          (7,041)
  Proceeds from issuance of common stock                                                                 43              303
                                                                                              -------------    -------------
        Net cash provided by financing activities                                                    15,151           33,106
                                                                                              -------------    -------------
Effect of exchange rate changes on cash and cash equivalents                                            178              132
                                                                                              -------------    -------------
        Net change in cash and cash equivalents                                                       1,406            6,293
Cash and cash equivalents at beginning of period                                                      2,516            2,148
                                                                                              -------------    -------------
Cash and cash equivalents at end of period                                                    $       3,922    $       8,441
                                                                                              =============    =============
Supplemental cash flow information:
Cash paid during the period for:
  Interest                                                                                    $       4,401    $       3,712
  Income taxes, net of refunds                                                                $          80    $         134

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2005 FIRST QUARTER EARNINGS RELEASE
                                 OPERATING DATA
                                   (UNAUDITED)


                                          THREE MONTHS ENDED
                                               MARCH 31,
                                   ----------------------------------
                                        2005                2004
                                   --------------      --------------
AAG, INCLUDING ALLIED HOLDINGS:

Revenues                           $  214,615,000      $  205,667,000

Operating loss                     $   (2,303,000)     $   (2,138,000)

Operating ratio                            101.08%             101.04%


Vehicles delivered                      2,117,342           2,176,748


Loads delivered                           276,157             283,064

Vehicles per load                            7.67                7.69

Revenue per vehicle delivered      $       101.36      $        94.48

Percent damage free delivery                99.81%              99.75%

Rigs Managed:

 Company-owned                              3,438               3,704

 Leased                                       451                 402

 Owner-operated                               691                 602
                                   --------------      --------------
                                            4,580               4,708
                                   --------------      --------------

Average number of drivers                   3,762               3,761


AXIS GROUP:

Revenues                           $    6,335,000      $    6,577,000

Operating income                   $      422,000      $      656,000


                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                       2005 FIRST QUARTER EARNINGS RELEASE
                         NON-GAAP FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                        THREE MONTHS ENDED
                                                                                                             MARCH 31,
                                                                                                   -------------------------------
                                                                                                       2005              2004
                                                                                                   -------------     -------------
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA:

Net loss                                                                                           $     (10,058)    $      (9,048)
Income tax expense                                                                                           204                --
Interest expense                                                                                           8,212             7,368
Investment income                                                                                           (438)              (57)
Foreign exchange loss, net                                                                                   199               155
Other, net                                                                                                    --               100
Loss (gain) on disposal of operating assets                                                                   44            (1,137)
Depreciation and amortization                                                                              8,192            10,386
                                                                                                   -------------     -------------
Adjusted EBITDA                                                                                    $       6,355     $       7,767
                                                                                                   =============     =============

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO
ADJUSTED EBITDA:

Net cash provided by (used in) operating activities                                                $       6,751     $     (11,182)
Adjustments to reconcile net cash provided by (used in) operating activities to Adjusted EBITDA :
   Interest expense                                                                                        8,212             7,368
   Investment income                                                                                        (438)              (57)
   Amortization of deferred financing costs                                                                 (747)             (704)
   Income tax expense                                                                                        204                --
   Deferred income taxes                                                                                     104                --
   Compensation expense related to stock options and grants                                                   --              (195)
   Other, net                                                                                                                  100
   Net change in operating assets and liabilities                                                         (7,731)           12,437
                                                                                                   -------------     -------------
Adjusted EBITDA                                                                                    $       6,355     $       7,767
                                                                                                   =============     =============

The attached press release includes a presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance or cash flow under Generally Accepted Accounting Principles ("GAAP") and should not be considered as an alternative to comparable GAAP measures.


The Company uses Adjusted EBITDA as a measure of liquidity and operating performance. The Company believes that this measure provides useful information to investors regarding the Company's ability to generate cash flows that can be used to service debt and invest in capital expenditures and also provides useful information to investors with regard to operating performance. Management uses Adjusted EBITDA as earnings measures, adjusted to exclude certain items, as part of its evaluation of the performance of the Company. The Company believes that this measure provides useful information to investors because the items excluded are related to nonoperating items or unusual items that resulted in a significant impact and are not likely to recur regularly or in predictable amounts. Consequently, presenting Adjusted EBITDA, which excludes such items, is meaningful supplemental information to investors. Adjusted EBITDA, with certain additional modifications, is also a component of certain financial covenants in the Company's debt agreements.


The Company considers net loss to be the most directly comparable measure of operating performance in the Company's consolidated financial statements prepared in conformity with GAAP and net cash provided by operating activities in the consolidated statements of cash flows to be the most directly comparable measure of liquidity. The Company has presented reconciling information in the table above.